                                                                   Exhibit 10.26

                              EMPLOYMENT AGREEMENT

          This Employment Agreement (this "Agreement"), dated as of January 10, 2001 and amended as of January 31, 2001, is entered into between Federal-Mogul Corporation, a Michigan corporation (the "Company"), and Charles McClure (the "Executive").

          WHEREAS, the Company desires to employ the Executive to serve as President and Chief Operating Officer of the Company, and the Executive desires to be employed by the Company, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

          1.  Employment.  The Company hereby agrees to employ the Executive and
              ----------
the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Period") shall commence on January 11, 2001 (the "Effective Date") and shall end on the second anniversary of the Effective Date, unless earlier terminated pursuant to Section 4 hereof. The Executive's services shall be performed in the Detroit, Michigan metropolitan area, subject to travel requirements consistent with his position.

          2.  Position and Duties; Responsibilities; Board Service.  (a)
              ----------------------------------------------------
Position and Duties.  For the period ending on the date which is 18 months
-------------------
following the Effective Date or such earlier date that the Executive is elected by the Board of Directors of the Company (the "Board") as the Chief Executive Officer of the Company (the "Transition Date"), the Company shall employ the Executive as its President and Chief Operating Officer. After the Transition Date and until the expiration of the Employment Period, the Company shall employ the Executive as its Chief Executive Officer. The Executive shall report to the Board and, prior to the Transition Date, the Chief Executive Officer of the Company. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities the duties assigned to the Executive hereunder and shall devote the Executive's full business time, attention and effort to the affairs of the Company and its subsidiaries and shall use the Executive's reasonable best efforts to promote the interests of the Company and its subsidiaries. The Executive may engage in charitable, civic or community activities and, with the prior approval of the Board, may serve as a director of any other business corporation, provided that such activities or service do not interfere with the Executive's duties hereunder or violate the terms of any of the covenants contained in Sections 6, 7 or 8 hereof.

          (b) Responsibilities.  Subject to the powers, authority and
              ----------------
responsibilities vested in the Board, in duly constituted committees of the Board and, prior to the Transition Date, in the Chief Executive Officer of the Company, the Executive shall have the authority and responsibility for the management, operation and overall conduct of the business of the Company. The Executive shall also perform such other duties (not inconsistent with the positions described in Section 2(a) hereof) on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the Board and, prior to the Transition Date, by the Chief Executive Officer of the Company.

          (c) Board Service.  Promptly following the Effective Date, the
              -------------
Executive will be appointed as a member of the Board. Provided that the Executive's employment with the Company has not previously been terminated, the Executive will be nominated for election as a member of the Board at the first
annual meeting of the Company's shareholders following the Effective Date.    If
so appointed and elected, the Executive agrees that he will serve as a member of the Board.

          3.  Compensation.  (a) Base Salary.  During the Employment Period,
              ------------       -----------
the Company shall pay to the Executive a base salary at the rate of $850,000 per annum ("Base Salary"), payable in accordance with the Company's executive payroll policy. Such Base Salary shall be reviewed on the Transition Date, and shall be subject to such increase, if any, as determined by the Compensation Committee of the Board.

          (b) Annual Bonus.  The Executive shall, in the sole discretion of the
              ------------
Compensation Committee of the Board, be eligible as of the end of each fiscal year of the Company during the term of this Agreement to receive an annual bonus payable in cash for such fiscal year ("Annual Bonus"). For the 2001 fiscal year only, the Executive shall receive a guaranteed Annual Bonus of $850,000 (the "Guaranteed Annual Bonus"), payable at the time other executives generally receive an annual bonus for such fiscal year in accordance with the Company's policies.

          (c) Signing Bonus, Special Bonus and Incentive Plan.  Within five
              -----------------------------------------------
business days after the Effective Date, the Executive shall be paid a one-time lump-sum signing bonus of $375,000 and a special bonus for the 2001 fiscal year of $625,000. In addition, beginning with the 2001 fiscal year, the Executive shall be entitled to participate in the Company's 2001 Performance Unit Plan (the "Incentive Plan") in accordance with the terms of such plan. The target incentive bonus opportunity for the Executive for the 2001 fiscal year under the Incentive Plan shall be $625,000 with a maximum incentive bonus opportunity of $1,250,000. The actual incentive bonus payable for 2001 and for any subsequent year shall be based upon objective criteria established and approved by the Compensation Committee of the Board.

          (d) Other Benefits.  During the Employment Period, the Executive shall
              --------------
be entitled to participate in the Company's employee benefit plans, including fringe benefits and perquisites, generally available to executives of the Company, including, without limitation, medical, dental, vision, life and personal liability insurance plans and programs (such benefits being hereinafter referred to as the "Employee Benefits"). The Executive shall be entitled to take time off for vacation (currently four weeks per year) or illness in accordance with the Company's policy for executives and to receive all other fringe benefits as are from time to time made generally available to executives of the Company, including, without limitation, the car lease program, the executive wellness program, financial and estate planning services and annual tax planning assistance.

          (e) Stock Options.  On the Effective Date, subject to the approval of
              --------------
the Compensation Committee of the Board, the Executive shall be granted non-qualified stock options (the "Options") to purchase 125,000 shares of common stock, no par value, of the Company (the "Common Stock"). The exercise price of the Options shall be the fair market value of the Common Stock on the date of grant, and one-third of the Options shall become exercisable on each anniversary of the Effective Date. If the Executive's employment is terminated pursuant to
Section 4(a), 4(b), 4(d) or 4(f) hereof, any unexercisable Options shall immediately become exercisable and may thereafter be exercised in full until the expiration of the five-year term of the Options. If the Executive breaches any one or more of the covenants contained in Section 6, 7 or 8 hereof, any Options then outstanding shall terminate automatically on the date of any such breach by the Executive and the Executive shall pay the Company, within five business days of receipt by the Executive of a written demand therefor, an amount in cash equal to any gain realized by the Executive as a result of the exercise of any Options. The Options shall be subject to the terms and provisions of the Company's 1997 Amended and Restated Long-Term Incentive Plan and the stock option agreement relating to the Options, which stock option agreement shall, except as provided in this Section 3(e), be in the form customarily used by the Company.

          (f) Expense Reimbursement.  During the Employment Period, the Company
              ---------------------
shall reimburse the Executive, in accordance with the Company's policies and procedures, for all proper expenses incurred by the Executive in the performance of the Executive's duties hereunder.

          (g) Vesting of Retirement Benefits.  Commencing on the Effective Date,
              ------------------------------
the Executive shall participate in the Company's Personal Retirement Account (the "PRA") and in the Company's Supplemental Executive Retirement Program (the "SERP") in accordance with the terms thereof and shall be fully vested in the benefits under the SERP. If the Executive forfeits any amount under the PRA as a result of the termination of his employment with the Company, the Executive shall receive an equivalent amount from the Company under the SERP.

          4.  Termination.  (a) Death.  Upon the death of the Executive, this
              -----------       -----
Agreement shall automatically terminate and all rights of the Executive and the Executive's heirs, executors and administrators to compensation and other benefits under this Agreement shall cease immediately, except that the Executive's heirs, executors or administrators, as the case may be, shall be entitled to:

          (i) accrued Base Salary through and including the Executive's date of death;

          (ii) accrued Annual Bonus based on the Guaranteed Annual Bonus through and including the Executive's date of death; and

          (iii) other Employee Benefits to which the Executive was entitled on the date of death in accordance with the terms of the plans and programs of the Company.

          (b) Disability.  The Company may, at its option, terminate this
              ----------
Agreement upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of the Executive's position, with or without reasonable accommodation, required of the Executive hereunder for a continuous period of 120 days or any 180 days within any 12-month period. Upon such termination, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

          (i) accrued Base Salary through and including the effective date of the Executive's termination of employment;

          (ii) accrued Annual Bonus based on the Guaranteed Annual Bonus through and including the effective date of the Executive's termination of employment; and

          (iii) other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company.

In the event of any dispute regarding the existence of the Executive's incapacity or disability hereunder, the matter shall be resolved by the determination of a physician selected by the Board. The Executive shall submit to appropriate medical examinations for purposes of such determination.

          (c) Cause.  (i)  The Company may, at its option, terminate the
              -----
     Executive's employment under this Agreement for Cause (as hereinafter defined) upon written notice to the Executive (the "Cause Notice"). Any such termination for Cause shall be authorized by the Board. The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. The Executive shall have five days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If the Executive so effects a cure to the satisfaction of the Board, the Cause Notice shall be deemed rescinded and of no force or effect.

          (ii) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

               (A) a continued and willful refusal by the Executive to perform the Executive's duties under this Agreement or to perform specific directives of the Board which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein;

               (B) any intentional act of fraud, embezzlement or theft by the Executive in connection with the Executive's duties hereunder or in the course of the Executive's employment hereunder or any prior employment, or the Executive's admission or conviction of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

               (C) any gross negligence or willful misconduct of the Executive resulting in a loss to the Company or any of its subsidiaries, or damage to the reputation of the Company or any of its subsidiaries;

               (D) any breach by the Executive of any one or more of the covenants contained in Section 6, 7 or 8 hereof; or

               (E) any violation of any statutory duty of loyalty to the Company or any of its subsidiaries.

               For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

          (iii) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

          (iv) If the Company terminates the Executive's employment for Cause, all obligations of the Company hereunder shall cease, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iii) hereof.

          (d)    Termination Without Cause.  The Company may, at its option,
                 -------------------------
terminate the Executive's employment under this Agreement upon written notice to the Executive for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c). Any such termination shall be authorized by the Board. If the Company terminates the Executive's employment for any such reason, all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

          (i) the payments and benefits specified in Sections 4(b)(i) through 4(b)(iii) hereof, inclusive;

          (ii)   a lump sum cash payment equal to the product of (x) two, and
     (y) the sum of the Base Salary and the Guaranteed Annual Bonus; and

          (iii) the continuation by the Company of health and welfare benefits for 24 months on the same basis as such benefits were provided to the Executive immediately prior to his termination of employment.

          (e)    Voluntary Termination. Upon 60 days prior written notice to the
                 ---------------------
Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate the Executive's employment with the Company for any reason. If the Executive voluntarily terminates the Executive's employment pursuant to this Section 4(e), all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i) and 4(b)(iii) hereof.

          (f)    Termination for Good Reason.  (i)  Upon 30 days prior written
                 ---------------------------
notice to the Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate the Executive's employment with Good Reason (as hereinafter defined). If the Executive voluntarily terminates the Executive's employment pursuant to this Section 4(f), all obligations of the Company hereunder shall cease immediately, except that the Executive shall be entitled to:

               (A) the payments and benefits specified in Sections 4(b)(i) through 4(b)(iii) hereof, inclusive;

               (B) a lump sum cash payment equal to the product of (x) two, and
     (y) the sum of the Base Salary and the Guaranteed Annual Bonus; and

               (C) the continuation by the Company of health and welfare benefits for 24 months on the same basis as such benefits were provided to the Executive immediately prior to his termination of employment.

          (ii) As used in this Agreement, the term "Good Reason" shall mean, without the written consent of the Executive, any one or more of the following, provided that an isolated, insubstantial or inadvertent action not taken in bad faith or failure not occurring in bad faith which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason:

               (A) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities;

               (B) any failure by the Company to comply with any of the provisions of Section 3 hereof;

               (C) the Company's requiring the Executive to be based at any office or location other than as provided in Section 1 hereof; or

               (D) any other material breach by the Company of this Agreement, including, without limitation, a failure to appoint the Executive as Chief Executive Officer after the Transition Date.

          5.   Federal and State Withholding.  The Company shall deduct from the
               -----------------------------
amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive's Form W-4 on file with the Company, and all applicable federal employment taxes.

          6.   Noncompetition; Nonsolicitation.  (a) General.  The Executive
               -------------------------------       -------
acknowledges that in the course of the Executive's employment with the Company the Executive has and will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Executive's services will be of special, unique and extraordinary value to the Company and its subsidiaries.

          (b) Noncompetition.  The Executive agrees that during the period of
              --------------
the Executive's employment with the Company and the longer of (i) one year after the Executive's termination of employment with the Company or (ii) the period, if any, for which the Executive is entitled to payments from the Company pursuant to Section 4 (the "Noncompetition Period"), the Executive shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business, in which the Executive was involved or had knowledge, being conducted by, or contemplated by, the Company or any of its subsidiaries as of the termination of the Executive's employment in any geographic area in which the Company or any of its subsidiaries is then conducting such business. Notwithstanding the foregoing, for purposes of this Section 6(b) only, the Noncompetition Period shall cease as of the date of the Executive's termination of employment if such employment is terminated pursuant to Section 4(d) or 4(f) hereof.

          (c) Nonsolicitation.  The Executive further agrees that during the
              ---------------
Noncompetition Period the Executive shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with any business to which Section 6(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries.

          (d) Exceptions.  Nothing in this Section 6 shall prohibit the
              ----------
Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

          (e) Reformation.  If, at any time of enforcement of this Section 6, a
              -----------
court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 6.

          7.  Confidentiality.  The Executive shall not, at any time during the
              ---------------
Employment Period or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the

Company to seek an appropriate protective order, or (c) is required to be used or disclosed by the Executive to perform properly the Executive's duties under this Agreement. Promptly following the termination of the Employment Period, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which the Executive may then possess or have under the Executive's control (together with all copies thereof).

          8.  Intellectual Property.  The Executive shall not, at any time, have
              ---------------------
or claim any right, title or interest in any trade name, patent, trademark, copyright, trade secret, intellectual property, methodologies, technologies, procedures, concepts, ideas or other similar rights (collectively, "Intellectual Property") belonging to the Company or any of its affiliates and shall not have or claim any right, title or interest in or to any material or matter of any kind prepared for or used in connection with the business or promotion of the Company or any of its affiliates, whether produced, prepared or published in whole or in part by the Executive or by the Company or any of its affiliates. All Intellectual Property that is conceived, devised, made, developed or perfected by the Executive, alone or with others, during the Executive's employment that is related in any way to the Company's or any of its affiliates' business or is devised, made, developed or perfected utilizing equipment or facilities of the Company or its affiliates shall be promptly disclosed to the Board, are works for hire and become the sole, absolute and exclusive property of the Company. If and to the extent that any of such Intellectual Property should be determined for any reason not to be a work for hire, the Executive hereby assigns to the Company all of the Executive's right, title and interest in and to such Intellectual Property. At the reasonable request and expense of the Company but without charge to the Company, whether during or at any time after the Executive's employment with the Company, the Executive shall cooperate fully with the Company and its affiliates in the securing of any trade name, patent, trademark, copyright or intellectual property protection or other similar rights in the United States and in foreign countries, including without limitation, the execution and delivery of assignments, patent applications and other documents or papers.

          9.  Enforcement.  The parties hereto agree that the Company and its
              -----------
subsidiaries would be damaged irreparably in the event that any provision of
Section 6, 7 or 8 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of the State of Michigan in any action by the Company to enforce an arbitration award against the Executive or to obtain interim injunctive or other relief pending an arbitration decision.

          10.  Representations.  The Executive represents and warrants to the
               ---------------
Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

          11.  Survival.  Sections 6, 7, 8 and 9 of this Agreement shall survive
               --------
and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.

          12.  Arbitration.  Except as otherwise set forth in Section 9 hereof,
               -----------
any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Detroit, Michigan administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce.
Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

          13.  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the following facsimile number of the other party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 13:

          If to the Company, to:

               Federal-Mogul Corporation
               26555 Northwestern Highway
               Southfield, Michigan 48034
               Attention:  Chairman of the Compensation Committee
                           of the Board of Directors
          with a copy to:

               Federal-Mogul Corporation
               26555 Northwestern Highway
               Southfield, Michigan  48034
               Attention:  General Counsel

          If to the Executive, to:

               Charles McClure
               55 Cabot Place
               Bloomfield Hills, Michigan 48105

          14.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.  Change of Control.  Simultaneously with the execution and
               -----------------
delivery of this Agreement, the parties also are executing and delivering an Employment Agreement in the form attached hereto as Exhibit A. In the event of a "Change of Control," as defined in the Employment Agreement attached hereto as Exhibit A, the annexed Employment Agreement shall exclusively govern the employment relationship between the Company and the Executive and this Agreement shall immediately terminate without any further obligations by either party; provided, however, that Section 3(g) hereof shall not terminate by reason of
--------  -------
said Change of Control and shall remain in full force and effect.

          16.  Entire Agreement.  This Agreement and the Employment Agreement in
               ----------------
the form attached hereto as Exhibit A constitute the entire agreement and understanding between the parties with respect to the subject matter hereof or thereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof or thereof.

          17.  Successors and Assigns.  This Agreement shall be enforceable by
               ----------------------
the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns.

          18.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal laws of the State of Michigan without regard to principles of conflict of laws.

          19.  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          20.  Counterparts.  This Agreement may be executed in two
               ------------
counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              FEDERAL-MOGUL CORPORATION

                              By:  /s/ Richard P. Randazzo
                                   ---------------------------------
                                   Richard P. Randazzo
                                   Senior Vice President, Human Resources


                              CHARLES McCLURE

                              /s/ Charles McClure
                              --------------------------------------